September 12, 2013

Dear 3DIcon Shareholders,

With this letter I would like to bring you up to date on both the technical and business development progress the Company has been making with our patented CSpace® volumetric (360° view) 3D display technology. I would also like to update you on our financing strategy that includes securing US Government grant funding, as well as additional funding from private investors. You last heard from us on these subjects in our public filings and in my last letter to shareholders that was posted on our website on June 25th, 2013.

CSPACE® TECHNICAL DEVELOPMENT UPDATE

As you may know from my previous letters, our technical focus is and has been on the completion of our final laboratory prototype, Lab Proto 3. Most of the engineering work (optics, electronics, and software) for Lab Proto 3 has already been completed. Lab Proto 3 is already 80 times brighter than Lab Proto 2 and 2,000 times brighter than Lab Proto 1. In recent months, the majority of our technical effort has been on identifying organizations that can provide us with the materials we need for the Lab Proto 3 image chamber and the evaluation of those materials. To date, we have evaluated over 20 different materials from six different organizations worldwide. As you know from my previous letters, we are evaluating both rare earth doped glasses and phosphors that could be integrated into polymers (plastics) as candidates for the CSpace® image chamber. In addition to the one promising glass that we have previously identified, we have just received samples from a second large optical glass company that may provide even better performance and scalability. In the event that we can not identify existing materials that meet all of our requirements, the organizations we are working with have the capabilities to develop new materials optimized for use as the image chamber for CSpace®.

Once Lab Proto 3 has been completed, it is our intention to begin the development of Product Platform 1, which will be the basis for a family of end products developed with and for customers. The goals for Product Platform 1 include a target resolution of nearly 800 million 3D pixels and an image chamber that can be as small as 10” x 8” x 10” to as large as 40” x 30” x 40” depending on 3D pixel size. Product Platform 1 was the project we proposed to the State of Oklahoma for the $300,000 grant that was recently awarded to the Company. I will have more to say about Product Platform 1 once we complete Lab Prototype 3.

3DICON CORPORATION

6804 S. Canton Ave., Suite 150 • Tulsa, OK 74136

(918) 494-0505 • FAX (918) 494-0513 • www.3dicon.net

CSPACE® BUSINESS DEVELOPMENT UPDATE

The Company has continued to make progress in CSpace® business development as well. Our goals for business development are 1) to secure supply chain partnerships for the unique materials that will make up the image chambers for products based on CSpace®, 2) to rank (and further identify) the best fit applications for CSpace®, and 3) to secure partnerships with the key organizations in each of the top ranked applications. In the industrial sector, our current focus is on medical imaging and seismic data visualization within the oil & gas industry. In the government sector, our primary focus is on homeland security and intelligence applications.

As you know from my previous letters, we have been meeting with some of the largest optical glass companies in the world about working with us to develop the image chamber materials and manufacturing processes that will be required for CSpace®-based products. Our goals with these potential supply chain partners are 1) the development of a CSpace® image chamber supply capability, and 2) securing a “big brother” partner to provide us more credible access to potential customers, potential investors, and federal government grant funding.

While we continue to have discussions with large federal system integrators like Raytheon, we have come to learn that most of these organizations expect companies like 3DIcon to identify and bring to them either federal government customers or large grant funding opportunities. As a result our government business development focus has recently shifted to creating awareness and demand for our technology within the Department of Defense and the civilian agencies, as well as the pursuit of federal funding opportunities that are a fit for CSpace® (see below). In addition, we have recently increased our focus on large industrial companies in both the medical imaging and the oil & gas industries. We have reasons to believe that there are both partnership and investment opportunities in both of these two industries.

FINANCING STRATEGY UPDATE

Over the last few months we have been developing a longer-range “stair-step” financing strategy that includes both private investment components, as well as additional government grant funding. As you know, 3DIcon’s stock has fallen significantly, which, in management’s opinion, is due to a number of factors. These include other market factors and factors that I have discussed in previous letters (reduced management communications during our Form S-1 registration period, reduced liquidity and difficulty securing financings during the imposition of a DTC chill, etc.) as well as the resulting need for the Company to issue larger amounts of shares to meet our operating expenses and other obligations.  Our management team has assessed the value of our intellectual property portfolio and it is our belief that such valuation exceeds the market capitalization of our stock. Accordingly, management intends to implement its “stair-step” strategy by pursuing financing opportunities that it believes will put less pressure on the market value of our stock.  On the private investment front, we plan to continue to make use of the existing PIPE (private investment in public equity) arrangements we have in place with two private equity firms. Although we do not as yet have any agreements in place, we are currently exploring both short-term financing opportunities and financing opportunities with investors who we believe are motivated to hold their investment for the longer-term.

With respect to federal government grant funding, we are pursuing several opportunities in parallel. The first opportunity is up to $3M in funding that may be available to the Company through three Department of Defense Rapid Innovation Funds (Air Force, Army and Navy). We are in the process of writing white papers for these opportunities, which is the first step in their process. The second is via the federal government’s Small Business Innovation Research (SBIR) program. We recently had one-on-one meetings with senior representatives from the Department of Homeland Security (DHS), the National Institutes of Health, and the National Science Foundation. The initial response to our CSpace® technology was overwhelmingly positive. The representative from DHS indicated that the TSA desperately need better visualization technology for passenger and luggage screening and that both TSA and DHS are open to providing significant funding (potentially outside of the SBIR program) to accelerate development of technologies like CSpace®. Lastly, we have begun to explore funding opportunities within three of the four ARPAs (Advanced Project Research Agencies). These include DARPA (defense), IARPA (intelligence), and HSARPA (homeland security). All three organizations appear to have open or near term solicitations that may be a fit for CSpace®. I will have more to say about this once we complete our assessment of these potential opportunities.

SUMMARY

As you can see from what I have shared, 3DIcon continues to make progress on a number of fronts. From what we have seen recently, there is no shortage of interest in and therefore opportunity for products based on our CSpace® technology. The above financing strategy and its timely execution are intended to address our primary challenge moving forward: securing the capital required to continue to make progress with CSpace® and ultimately build a successful company. With your continued support, it is our intention to do just that.

Sincerely,

/s/ Mark Willner

Mark Willner

CEO

With the exception of historical information, the matters discussed in this letter are forward-looking statements that involve a number of risks and uncertainties. The actual future results of 3DIcon could differ significantly from those statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to finance the company's operations, inability to hire and retain qualified personnel, and changes in the general economic climate. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," “estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by 3DIcon Corportion, or any other person, that such forward-looking statements will be achieved. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.

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